Time Warner Telecom Inc. 2000 Employee Stock Plan

Non-qualified Stock Option Agreement

Time Warner Telecom Inc. (the "Company"), pursuant to the Time Warner Telecom Inc. 2000 Employee Stock Plan (the "Plan"), hereby irrevocably grants the following option (the "Option"), subject to the Option Agreement Terms and Conditions attached hereto.

1. Name of Holder: First Name Last Name

SSN

2. Number of shares of Class A Common Stock, par value $.01 per share of Time Warner Telecom Inc. ("Shares"), subject to this Option: __________ Shares

3. Purchase Price: $__________ per Share

4. Exercisability: So long as the Holder is an employee of the Company or one of its subsidiaries, the Option will become exercisable as follows:

On or after _______, 2006, to the extent of [25%] __________ Shares;

On or after the end of each calendar quarter following _____, 2006 (i.e., September 30, December 31, March 30 and June 30), to the extent of [1/16] __________ Shares so that the Option shall be fully exercisable on __________, 2012.

5. Latest Expiration Date: __________,20__ (the "Expiration Date"), subject to earlier termination pursuant to paragraph 6, below, and as provided in Option Agreement Terms and Conditions and the Plan.

6. Acceptance: It is understood and agreed that this Option was granted on ______, 2000 and that this Option will terminate if this Agreement is not signed by the Optionee (or an attorney-in-fact) and delivered to the Company within 60 days after this Agreement was sent to the Holder.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer or agent on the date shown below effective as of the __ day of ______, 20__.

TIME WARNER TELECOM INC.

Accepted and Agreed to: By

Holder

Home Address: Business Address:

10475 Park Meadows Drive

Littleton, Colorado 80124

Date: Date:

TIME WARNER TELECOM INC.

2000 EMPLOYEE STOCK PLAN

NON-QUALIFIED OPTION AGREEMENT

TERMS AND CONDITIONS

TIME WARNER TELECOM INC. (the "Company") and the Holder (as designated on the cover page hereto) hereby enter into this Agreement regarding the grant of the Option (as defined on the cover page hereto) pursuant to the Time Warner Telecom Inc. 2000 Employee Stock Plan (the "Plan").

ARTICLE I

THE OPTION

SECTION 1.1 The Company hereby irrevocably grants to the Holder as of the date set forth on the cover page hereto (the "Grant Date") the right and option to purchase the number of shares of Class A Common Stock, par value $.01 per share of the Company set forth on the cover page hereto at the purchase price per share set forth on the cover page hereto; provided that if this Agreement is not signed by the Holder and returned to the Company within 90 days after this Agreement is sent to the Holder, this Option shall be terminated and shall be null and void.

SECTION 1.2 The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

ARTICLE II

EXERCISABILITY

SECTION 2.1 So long as the Holder continues to be an employee of the Company or one of its Subsidiaries, the Option shall become vested and exercisable in accordance with the vesting schedule set forth on the cover page hereto.

SECTION 2.2 Notwithstanding Section 2.1 hereof, the Option shall become fully vested and exercisable upon (i) the occurrence of an Approved Transaction or Board Change (both as defined in the Plan) or (ii) the termination of the Holder's employment with the Company due to his death or Total Disability (as defined in the Plan).

ARTICLE III

EXERCISE OF THE OPTION

SECTION 3.1 The Holder may exercise the vested portion of the Option, but not with respect to less than 100 shares (or the shares then purchasable under the Option if less than 100 shares), by giving written notice of exercise to the Company, specifying the number of shares to be purchased. The notice of exercise shall be irrevocable and shall be delivered to the Company at its principal executive office, a brokerage firm selected by the Company to administer option exercises or such other location as the Board may from time to time direct. The Company shall effect the transfer of the purchased shares to the Holder as soon as practicable following such exercise and payment in full of the purchase price. Payment of the applicable purchase price shall be made (a) by check payable to the Company, (b) by delivery of shares owned by the Holder for such period, if any, as the Committee may approve or require from time to time, having a Fair Market Value (determined as of the date the Option is exercised) equal to all or part of the aggregate purchase price and, if applicable, a check payable to the Company for any remaining portion of the aggregate purchase price or (c) such other manner as may be established by the Board.

SECTION 3.2 The Committee may refuse to issue or transfer any shares of Common Stock or other consideration under an Option if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration would violate any applicable law or regulation and any payment tendered to the Company by an Holder, other holder or beneficiary in connection with the exercise of such Option shall be promptly refunded. Without limiting the generality of the foregoing, no Option shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Board in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable securities laws.

ARTICLE IV

TERMINATION OF THE OPTION

SECTION 4.1 Except as otherwise provided in any employment agreement with the Company or any of its Subsidiaries to which the Holder is a party, the non-vested portion of the Option shall automatically and without notice irrevocably terminate and become null and void at the time of the Holder's termination of employment with the Company and its Subsidiaries for any reason (other than due to the Holder's death or Total Disability).

SECTION 4.2 Except as otherwise provided in any employment agreement with the Company or any of its Subsidiaries to which the Holder is a party, the vested portion of the Option shall automatically and without notice irrevocably terminate and shall become null and void upon the earliest of the following to occur:

a. the tenth anniversary of the Grant Date;

b. except as provided in subparagraph (c) or (d) below, the expiration of 90 days from the date of termination of the Holder's employment;

c. the expiration of one year following the later of the date of (i) the death or Total Disability of the Holder occurring during the 90-day period referred to in subparagraph (b) above, or (ii) the termination of the Holder's employment by reason of death or Total Disability; or

d. the termination of the Holder's employment if such termination constitutes or is attributable to a breach by the Holder of an employment agreement or consulting agreement with the Company or any of its Subsidiaries, or if the Holder is discharged or his or her services are terminated for Cause, as defined in the Plan.

ARTICLE V

MISCELLANEOUS

SECTION 5.1 The Option shall not be transferable by the Holder other than by will or the laws of descent and distribution, and during the Holder's lifetime shall be exercisable only by the Holder (or his or her court-appointed legal representative).

SECTION 5.2 The holder of this Option shall not have any of the rights of an equity holder of the Company with respect to the shares of Class A Common Stock subject to this Option until due exercise and full payment have been made pursuant to Section 3.1 above. Except for adjustments made pursuant to Sections 5.3 and 5.4 of the Plan, no adjustment shall be made for any payments or rights for which the record date is prior to the date of such due exercise and full payment.

SECTION 5.3 This Agreement shall be subject to all of the terms and provisions of the Plan, which are incorporated by reference herein and made a part hereof. Any term defined in the Plan shall have the same meaning in this Agreement. In the event there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

SECTION 5.4 Upon the exercise of this Option, the Holder shall be required to pay to the Company the amount of any applicable Federal, state and local withholding tax due as a result of such exercise and the Company and its affiliates shall have the right and is hereby authorized to withhold from any payment due or transfer made under the Option, or from any compensation or other amount owing to the Holder the amount (in cash, securities or other property) of any applicable withholding taxes in respect of an Option, its exercise or any payment or transfer under an Option or the Plan and to take such other actions as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. With the approval of the Committee, the Holder may elect to pay the withholding tax with shares of Class A Common Stock to be received upon exercise of the Option or which are otherwise owned by the Holder.

SECTION 5.5 Notwithstanding any provision to the contrary in the Plan or this Agreement, if the Payments (as hereinafter defined) due to the Holder hereunder as a result of the acceleration of the exercisability of the Option pursuant to Section 2.2, together with all other Payments received or to be received by the Holder from the Company or any of its Subsidiaries (collectively, the "Aggregate Payments"), or any portion thereof, would be subject to the excise tax imposed by section 4999 of the Code, the following provisions shall apply: If the net amount that would be retained by the Holder after all taxes on the Aggregate Payments are paid would be greater than the net amount that would be retained by the Holder after all taxes are paid if the Aggregate Payments were limited to the largest amount that would result in no portion of the Aggregate Payments being subject to such excise tax, the Holder shall be entitled to receive the Aggregate Payments. If, however, the net amount that would be retained by the Holder after all taxes were paid would be greater if the Aggregate Payments were limited to the largest amount that would result in no portion of the Aggregate Payments being subject to such excise tax, the Aggregate Payments to which the Holder is entitled shall be reduced to such largest amount. The term "Payment" shall mean any transfer of property within the meaning of section 280G of the Code.

The determination of whether any reduction of Aggregate Payments is required and the timing and method of any such required reduction in Payments under this Option or any such other Payments otherwise payable by the Company or any of its Subsidiaries consistent with any such required reduction, shall be made by the Holder, including whether any portion of such reduction shall be applied against any cash or any interests of the Company or any other securities or property to which the Holder would otherwise have been entitled under this Option or under any such other Payments, and whether to waive the right to the acceleration of this Option or any portion thereof or any such other Payments or portions thereof, and all such determinations shall be conclusive and binding on the Company and its Subsidiaries. To the extent that the Payments hereunder or any such other Payments are not made as consequence of the limitation contained in this Section 5.5, this Option (to the extent not so accelerated) and such other Payments (to the extent not vested) shall be deemed to remain outstanding and shall be subject to the provisions hereof and of the Plan or such other governing provisions as if no acceleration or vesting had occurred. Under such circumstances, if the Holder subsequently terminates employment with cause (as defined below) or is terminated by the Company or any of its Subsidiaries without cause, this Option and all other options held by the Holder (to the extent that they have not already become exercisable) shall become immediately exercisable in their entirety upon such termination subject to the provisions relating to section 4999 of the Code set forth herein. For purposes of this Section 5.5, termination of employment by the Holder for cause (x) shall have the meaning given thereto in any written employment agreement to which the Holder and the Company or any of its Subsidiaries are parties at the time of such termination, or, in the absence thereof, (y) shall have the meaning given thereto, in good faith, by the Committee.

The Company shall promptly pay, upon demand by the Holder, all legal fees, court costs, fees of experts and other costs and expenses which the Holder incurred in any actual, threatened or contemplated contest of the Holder's interpretation of, or determinations under, the provisions of this Section 5.5.

SECTION 5.6 By entering into this Agreement, the Holder agrees and acknowledges that he or she has received and read a copy of the Plan.

SECTION 5.7 This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.